Exhibit 99.1

Restoration Hardware Announces the Appointment of Patricia McKay as CFO

CORTE MADERA, Calif. (October 6, 2003)  — Restoration Hardware, Inc. (NASDAQ:  RSTO) today announced the appointment of Patricia McKay as the Company’s Chief Financial Officer. Kevin Shahan, the Company’s current Chief Financial Officer, will assume the position of Vice President, Financial Planning and Analysis.

Ms. McKay most recently served as Senior Vice President, Finance for AutoNation, Inc., a $19 billion retailer of new and used vehicles and a member of the S&P 500.  In this capacity, Ms. McKay was responsible for AutoNation’s broad financial functions, including Corporate Controllership, Treasury, Tax, Planning, Internal Audit and Financial Systems. As Acting CFO she led the spin-off in 2000 of AutoNation’s $3.5 billion automotive rental business, which included the Alamo and National rental car brands. Ms. McKay joined AutoNation in 1997, and later as head of the finance function for its automotive retail business, was responsible for the development of its financial organization and practices, including the integration of its numerous acquisitions.

Prior to AutoNation, Ms. McKay served as Vice President, Finance and Controller of Dole Food Company, Inc., a $4 billion global producer and marketer of fresh fruits, vegetables and packaged foods. In this position, Ms. McKay oversaw the Corporate Finance functions for both internal and external constituents. She also headed Dole’s implementation of a standard global financial system across multiple business divisions, in multiple countries. Ms. McKay joined Dole in 1988, as a Divisional Controller. Prior to Dole, Ms. McKay spent 10 years with the public accounting firm of Arthur Andersen & Co. and is a certified public accountant.

Gary Friedman, President and Chief Executive Officer of Restoration Hardware, commented, “We are excited to have a finance executive of Pat’s caliber join our team.  Her extensive background in managing large, complex finance organizations provides Restoration Hardware with a new dimension in leadership, as we continue to reposition the Company for profitable long term growth.”

About Restoration Hardware, Inc.

Restoration Hardware, Inc. is a specialty retailer of home furnishings, functional and decorative hardware and related merchandise that reflects the Company’s classic and authentic American point of view.  Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800 762-1005) and on-line at www.restorationhardware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements that involve known and unknown risks.  Such forward-looking statements include, without limitation, statements that implicate benefits from the Company’s hiring of a new Chief Financial Officer, statements relating to the Company’s repositioning and future growth, and other statements of management’s opinion.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, including financial results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause such differences include, but are not limited to, changes in investor perceptions of the Company, changes in economic or business conditions in general, customer reactions to the Company’s current programs and strategies, changes in the competitive environment in which the Company operates, changes in customer needs and expectations, governmental actions and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the fiscal quarter ended August 2, 2003, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results

of Operations”) under the captions “Liquidity and Capital Resources,” “Critical Accounting Policies,” and “Factors that May Affect our Future Operating Results” and in Part I, Item 4 thereof (“Controls and Procedures”).  The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:

Restoration Hardware, Inc.
Gary Friedman

President and Chief Executive Officer
(415) 924-1005
(415) 945-4679 Fax